COMMERCIAL FEDERAL CORPORATION
          (Name of Registrant as Specified In Its Charter)

                          CAI CORPORATION
          (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):
          [   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),
                    14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
                    Schedule 14A.
          [ X ]     $500 per each party to the controversy pursuant
                    to Exchange Act Rule 14a-6(i)(3).
          [   ]     Fee computed on table below per Exchange Act
                    Rules 14a-6(i)(4) and 0-11.


    TITLE OF EACH
    CLASS OF                                          PROPOSED
    SECURITIES       AGGREGATE NUMBER                 MAXIMUM
    TO WHICH         OF SECURITIES TO       PRICE     AGGREGATE    AMOUNT
    TRANSACTION      WHICH TRANSACTION      PER       VALUE OF     OF FILING
    APPLIES          APPLIES                SHARE     TRANSACTION  FEE
    _____________    _________________      _____     ___________  _________



    [ X ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)       Amount Previously Paid:
                 $500 Fee Paid on September 14, 1995

    (2)       Form, Schedule or Registration Statement No.:
                 Schedule 14A

    (3)       Filing Party:
                 Same as above

    (4)       Date Filed:
                 September 14, 1995


                 SOLICITATION OF PROXIES BY CAI CORPORATION
                       IN OPPOSITION TO THE BOARD OF
                          DIRECTORS OF COMMERCIAL
                            FEDERAL CORPORATION

                                  October __, 1995

    Dear Stockholder:

              Enclosed is proxy material furnished by CAI Corporation regarding your investment in Commercial Federal Corporation (the "Company"). The enclosed proxy material was previously sent by CAI Corporation to beneficial holders of the Company's common stock as of September 29, 1995. The shares which your broker or bank is holding in your account can only be voted by ADP Proxy Services acting on behalf of your broker or bank. ADP has requested that we make this second mailing in order to avoid possible complications in ADP's tallying of the vote. We apologize for any inconvenience or confusion which may have caused if you are receiving this material for a second time.

              If you have previously executed and returned CAI Corporation's BLUE PROXY CARD, we thank you and ask that you also send in the duplicate enclosed BLUE PROXY CARD in order to assure that your shares are voted in accordance with your wishes. If you have not yet voted on the BLUE PROXY CARD, we urge you to do so today.

              If you have any questions or need assistance in voting your shares, please contact:

                          GEORGESON & COMPANY INC
                                 TOLL-FREE
                               1-800-223-2064

              We thank you for your support.

                                  CAI CORPORATION



                                        October 12, 1995

          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, DC 20549

                         Re:  Commercial Federal Corporation

          Gentlemen:

                    On behalf of CAI Corporation, a Delaware corporation ("CAI"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Commercial Federal Corporation, a Nebraska corporation (the "Company") scheduled to be held on November 21, 1995, enclosed for filing pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended, are copies of the attached definitive soliciting material.

                    A fee of $500 has previously been paid pursuant to Rule 14a-6(i)(3).

                    Comments of the Staff and any questions
          relating to the enclosed materials should be communicated by telephone to the undersigned at (212) 735-2398 or Fred
          B. White III at (212) 735-2144.

                                        Very truly yours,

                                        Jonathan D. Bisgaier

          Enclosures

          cc:  New York Stock Exchange
               Peggy Fisher, Esq.
               Max Webb, Esq.